Exhibit 5.2

January 15, 2025

TCTM Kids IT Education Inc.

19/F, Building A, Vanke Times Center

No.186 Beiyuan Road

Chaoyang District, Beijing 100102

People’s Republic of China

Ladies and Gentlemen:

We have acted as special United States counsel to TCTM Kids IT Education Inc., a company incorporated under the laws of the Cayman Islands (the “Company”), in connection with the filing of a registration statement on Form F-3 (as it may be amended from time to time, the “Registration Statement”) filed by the Company, with the United States Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). The Company has provided us with a prospectus (the “Prospectus”) which forms part of the Registration Statement. The Prospectus may be amended or supplemented from time to time in connection with one or more post-effective amendments to the Registration Statement or one or more prospectus supplements (each, a “Prospectus Supplement”). The Registration Statement provides for the registration by the Company of up to an aggregate principal amount of US$85,000,000 which may be offered from time to time via one or more Prospectus Supplements, on a delayed or continuous basis, separately or in any combination in one or more series of:

(i)	American Depositary Shares (the “ADSs”) each representing five Class A ordinary shares of the Company, par value $0.001 per share (the “Class A Ordinary Shares”);

(ii)	Class A Ordinary Shares;

(iii)	preferred shares that may include preferred shares entitling the holders to convert or exchange for an amount of Class A Ordinary Shares or ADSs at the conversion or exchange price or rate as set forth in one or more preferred shares (the “Preferred Shares”);

(iv)	debt securities that may include debt securities entitling the holders to convert or exchange, for redemption or purchase in extinguishment of debt, an amount of Class A Ordinary Shares or ADSs at the conversion or exchange price or rate a price as set out in one or more indentures (the “Debt Securities”);

(v)	warrants (the “Warrants”) to purchase Class A Ordinary Shares, ADSs, Preferred Shares or Debt Securities as set out in in one or more warrant agreements (each, a “Warrant Agreement”) relating to the warrants to be made between the Company and a bank or trust company, as warrant agent (the “Warrant Agent”);

(vi)	subscription rights to purchase Class A Ordinary Shares, ADSs, Preferred Shares or Debt Securities as set out in one or more subscription rights agreements to be made between the Company and one or more selling agents and/or underwriters or directly by the Company (the “Subscription Rights”); and

(vii)	units as set out in one or more unit agreements to be made between the Company and one or more selling agents and/or underwriters or directly by the Company consisting of any combination of Debt Securities, Warrants and/or Subscription Rights (the “Units” and together with the Debt Securities, the Warrants and the Subscription Rights, the “Non-Equity Securities” and collectively with the Class A Ordinary Shares, ADSs and Preferred Shares, the “Securities”) as described in the Registration Statement.

In rendering the opinions set forth below, we have assumed that (i) all information contained in all documents reviewed by us is true and correct; (ii) all signatures on all documents examined by us are genuine; (iii) all documents submitted to us as originals are authentic and all documents submitted to us as copies conform to the authentic originals of such documents; (iv) each natural person signing any document reviewed by us had the legal capacity to do so; and (v) the certificates representing the Securities will be duly executed and delivered.

We have also assumed that (i) the Company is duly incorporated and existing under the laws of the Cayman Islands and is in good standing as of the date hereof; (ii) the Company has requisite legal status and legal capacity under the laws of the jurisdiction of its incorporation, (iii) the Company will comply with all aspects of the laws of the jurisdiction of its incorporation, in connection with the transactions contemplated by, and the performance of its obligations under the Warrants; (iv) the Company has the corporate power and authority to execute, deliver and perform all its obligations under the Warrants; (v) with respect to our opinion as to the ADSs or Class A Ordinary Shares, at the time of issuance and sale, a sufficient number of Class A Ordinary Shares will be authorized and available for issuance and that the consideration for the issuance and sale of the Class A Ordinary Shares (or Preferred Shares or Debt Securities convertible into, or Warrants exercisable for, Class A Ordinary Shares) is in an amount that is not less than the par value of the Class A Ordinary Shares; (vi) with respect to our opinion as to the Preferred Shares, at the time of issuance and sale, a sufficient number of shares of Preferred Shares will be authorized, designated and available for issuance and that the consideration for the issuance and sale of the Preferred Shares (or Debt Securities convertible into, or Warrants exercisable for, Preferred Shares) will be in an amount that is not less than the par value of the Preferred Shares; (vii) any Warrants offered under the Registration Statement and any Prospectus Supplement, and the related Warrant Agreement, will be executed in the forms filed as exhibits to a Report of Foreign Private Issuer on Form 6-K; (viii) with respect to Securities being issued upon conversion of any Preferred Shares, the applicable convertible Preferred Shares will be duly authorized, validly issued, fully paid and nonassessable; (ix) with respect to our opinion as to the Subscription Rights and the Units, at the time of issuance and sale, there are a sufficient number of Securities available for issuance and that the consideration for the issuance of the particular Securities underlying the Subscription Rights or the Units is in an amount that is not less than the par value of such Securities; (x) service of process will be effected in the manner and pursuant to the methods of the State of New York at the time such service is effected; and (xi) at the time of exercise of the Warrants, there will be a sufficient number of Securities available for issuance and that the consideration for the issuance of the particular Securities underlying the Warrants is in an amount that is not less than the par value of such Securities.

In connection with this matter, we have examined the Registration Statement, including the exhibits thereto, and such other documents, corporate records, and instruments and have examined such laws and regulations as we have deemed necessary for purposes of rendering the opinions set forth herein.

We are members of the Bar of the State of New York. We do not hold ourselves out as being conversant with, or expressing any opinion with respect to, the laws of any jurisdiction other than the federal laws of the United States of America and the laws of the State of New York. Accordingly, the opinions expressed herein are expressly limited to the federal laws of the United States of America and the laws of the State of New York.

Based upon and subject to the foregoing, we are of the opinion that:

1.	With respect to any ADSs representing the Class A Ordinary Shares to be issued, assuming (a) the board of directors of the Company (“Board”) has taken all necessary corporate action to approve the due and valid issuance and terms of the ADSs, the terms of the offering thereof and related matters, (b) if required, a registration statement on Form F-6 relating to the ADSs has become effective and complies with all applicable laws at the time the ADSs are offered or issued as contemplated by the Registration Statement and (c) such ADSs have been duly issued by the depositary (the “Depositary”) party to the deposit agreement then in effect (the “Deposit Agreement”) between the Depositary and the Company with respect to the ADSs and executed and delivered in accordance with the provisions of the Deposit Agreement and the applicable definitive purchase, underwriting or similar agreement approved by the Board, upon payment of the consideration therefor provided for therein, such ADSs will be legally issued and entitle their holders to the rights specified in the Deposit Agreement.

2.	With respect to any series of the Debt Securities issued under a note purchase agreement or indenture and offered under the Registration Statement and any Prospectus Supplement, provided that (i) the Registration Statement and any required post-effective amendment thereto have all become effective under the Securities Act and the Prospectus and any and all Prospectus Supplement(s) required by applicable laws have been delivered and filed as required by such laws; (ii) such note purchase agreement or indenture has been duly authorized by the Company and a trustee by all necessary corporate action; (iii) such note purchase agreement or indenture has been duly executed and delivered by the Company and such trustee; (iv) the issuance and terms of the Debt Securities have been duly authorized by the Company by all necessary corporate action; (v) the terms of the Debt Securities and of their issuance and sale have been duly established in conformity with such indenture so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company, and so as to comply with any requirements and restrictions imposed by any court or governmental body having jurisdiction over the Company; and (vi) the Debt Securities have been duly executed and delivered by the Company and authenticated by such trustee pursuant to such note purchase agreement or indenture and delivered against payment therefor, then the Debt Securities, when issued and sold in accordance with such note purchase agreement or indenture and a duly authorized, executed and delivered purchase, underwriting or similar agreement, will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their termse.

3.	With respect to any Warrants to be issued under the Warrant Agreements and offered under the Registration Statement and any Prospectus Supplement, provided that (i) the Registration Statement and any required post-effective amendment thereto have all become effective under the Securities Act and the Prospectus and any and all Prospectus Supplement(s) required by applicable laws have been delivered and filed as required by such laws; (ii) any applicable Warrant Agreement has been duly authorized by the Company and the Warrant Agent by all necessary corporate action; (iii) any applicable Warrant Agreement has been duly executed and delivered by the Company and the Warrant Agent and the terms of the Warrant Agreement have been established in accordance with applicable law; (iv) the issuance and terms of the Warrants have been duly authorized by the Company by all necessary corporate action; (v) the terms of the Warrants and of their issuance and sale have been duly established in conformity with any applicable Warrant Agreement and as described in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company, so as to be in conformity with the Charter, and so as to comply with any applicable requirements and restrictions imposed by any court or governmental body having jurisdiction over the Company; and (vi) the Warrants have been duly executed and delivered by the Company and authenticated by the Warrant Agent pursuant to any applicable Warrant Agreement and delivered against payment therefor, then the Warrants, when issued and sold in accordance with the applicable Warrant Agreement and a duly authorized, executed and delivered purchase, underwriting or similar agreement, will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

4.	With respect to any Subscription Rights offered under the Registration Statement and any Prospectus Supplement, provided that (i) the Registration Statement and any required post-effective amendment thereto have all become effective under the Securities Act and the Prospectus and any and all Prospectus Supplement(s) required by applicable laws have been delivered and filed as required by such laws; (ii) the terms and issuance of the Subscription Rights have been duly authorized by all necessary corporate action on the part of the Company; (iii) the terms of the Subscription Rights and their issuance and sale do not violate any applicable law, are in conformity with the Charter, do not result in a default under or breach of any agreement or instrument binding upon the Company and comply with any applicable requirements and restrictions imposed by any court or governmental body having jurisdiction over the Company; (iv) the issuance and terms of the Subscription Rights have been duly authorized by the Company by all necessary corporate action; (v) the terms of the Subscription Rights and of their issuance and sale have been duly established in conformity with the applicable agreement(s) so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company, so as to be in conformity with the Charter, and so as to comply with any applicable requirements and restrictions imposed by any court or governmental body having jurisdiction over the Company; and (vi) the Subscription Rights have been duly executed and delivered by the Company and delivered against payment therefor, then the Subscription Rights, when issued and sold in accordance with the applicable agreement and a duly authorized, executed and delivered purchase, underwriting or similar agreement, will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

5.	With respect to the Units offered under the Registration Statement, provided that (i) the Registration Statement and any required post-effective amendment thereto have all become effective under the Securities Act and the Prospectus and any and all Prospectus Supplement(s) required by applicable laws have been delivered and filed as required by such laws; (ii) the terms and issuance of the Units have been duly authorized by all necessary corporate action on the part of the Company; (iii) the terms of Units and their issuance and sale do not violate any applicable law, are in conformity with the Charter, do not result in a default under or breach of any agreement or instrument binding upon the Company and comply with any applicable requirements and restrictions imposed by any court or governmental body having jurisdiction over the Company; (iv) the issuance and terms of the Units have been duly authorized by the Company by all necessary corporate action; (v) the terms of the Units and of their issuance and sale have been duly established in conformity with the applicable agreement(s) so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company, so as to be in conformity with the Charter, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (vi) the Units have been duly executed and delivered by the Company and delivered against payment therefor, then the Units, when issued and sold in accordance with the applicable agreement(s) and a duly authorized, executed and delivered purchase, underwriting or similar agreement, will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

Our opinions set forth above with respect to the validity or binding effect of any security or obligation may be limited by (i) bankruptcy, insolvency, reorganization, fraudulent conveyance, marshaling, moratorium or other similar laws affecting the enforcement generally of the rights and remedies of creditors and secured parties or the obligations of debtors, (ii) general principles of equity (whether considered in a proceeding in equity or at law), including but not limited to principles limiting the availability of specific performance or injunctive relief, and concepts of materiality, reasonableness, good faith and fair dealing, (iii) the possible unenforceability under certain circumstances of provisions providing for indemnification, contribution, exculpation, release or waiver that may be contrary to public policy or violative of federal or state securities laws, rules or regulations, and (iv) the effect of course of dealing, course of performance, oral agreements or the like that would modify the terms of an agreement or the respective rights or obligations of the parties under an agreement.

This opinion letter speaks only as of the date hereof and we assume no obligation to update or supplement this opinion letter if any applicable laws change after the date of this opinion letter or if we become aware after the date of this opinion letter of any facts, whether existing before or arising after the date hereof, that might change the opinions expressed above.

This opinion letter is furnished in connection with the Registration Statement and may not be relied upon for any other purpose without our prior written consent in each instance. Further, no portion of this letter may be quoted, circulated or referred to in any other document for any other purpose without our prior written consent.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name as it appears under the caption “Legal Matters” in the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Sullivan & Worcester LLP